Exhibit 10.44

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is made as of the 15th day of April, 2020, by and among Kaleyra, Inc. (“Kaleyra”) on the one hand, and Cowen and Company, LLC (“Cowen”) and Chardan Capital Markets, LLC (“Chardan”) (together, the “Banks”) on the other hand.  Together, the parties to this Agreement will be referred to herein as the “Parties” and each a “Party.”

WHEREAS, on or about December 7, 2017, Kaleyra (f/k/a GigCapital, Inc.) and the Banks entered into a letter agreement (the “BCMA”);

WHEREAS, the BCMA provides that Kaleyra will pay the Banks certain fees for their assistance in connection with Business Combinations with one or more Targets as defined therein;

WHEREAS, there are fees owed to the Banks by Kaleyra under the BCMA;

WHEREAS, on December 13, 2019, Kaleyra and an affiliate of Cowen, Cowen Investments II LLC (“Cowen Investments”), executed: (i) the Amended and Restated Unsecured Promissory Note in the principal amount of $261,015.57; (ii) the Amended and Restated Unsecured Promissory Note in the principal amount of $181,568.21; and (iii) the Amended and Restated Unsecured Promissory Note in the principal amount of $394,410.51, in favor of Cowen Investments (collectively, the “Promissory Notes”), for the purpose of amending and restating existing debt obligations of Kaleyra to Cowen Investments unrelated to the BCMA, and such Promissory Notes remain outstanding; and

WHEREAS, to avoid the expense, inconvenience, distractions and inherent uncertainties associated with asserting and defending claims before a court of law, the Parties now desire to finally and completely settle all disputes and potential claims arising out of the BCMA on the terms set forth herein and without the admission of any facts or liability.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Settlement Amount. Kaleyra agrees to pay and the Banks agree to accept the total sum of five million four hundred thousand dollars ($5,400,000) (the “Settlement Amount”) in full and final payment, satisfaction, and settlement of the current claims of the Banks against Kaleyra under the BCMA.

2.Settlement Payment and Registration. To bring the settlement contemplated by this Agreement to a prompt and orderly conclusion, the Parties agree that:

(a)On the business day before Kaleyra files the Resale Registration Statement (as defined below), in accordance with Section 2(b) below, Kaleyra shall deliver to Cowen Investments and Chardan or their respective assignees: (i) two million seven hundred thousand dollars ($2,700,000) in common stock of Kaleyra (the “Settlement Shares”) (subject to adjustment as described in Section 2(a)(iv) below); (ii) the registration rights

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agreement between Kaleyra, Cowen Investments, and Chardan in the form of Exhibit A hereto, duly executed and dated such date (the “Registration Rights Agreement”); (iii) convertible notes totaling two million seven hundred thousand dollars ($2,700,000) with a maturity date three (3) years from the issuance date of the notes, in the form of Exhibit B hereto, duly executed and dated such date (the “Settlement Notes”, and the common stock underlying the Settlement Notes, the “Underlying Shares”); and (iv) in the event that the Beneficial Ownership Limitation (as defined in the Settlement Notes) would otherwise be exceeded upon delivery of the Settlement Shares pursuant to Section 2(a)(i) above, a warrant agreement, in the form of Exhibit C hereto, duly executed and dated such date (the “Warrant Agreement”), whereby the amount of common stock of Kalerya by which the Beneficial Ownership Limitation would otherwise have been exceeded upon delivery of the Settlement Shares (the “Excess Amount”) will be substituted for by warrants with an exercise price per share equal to $0.01 per share (the common stock underlying the Warrant Agreement, the “Warrant Shares”, together with the Settlement Shares and the Underlying Shares, the “Registrable Shares”) and, in such case, (x) the value of the sum of the values of the Settlement Shares and the Warrant Shares shall equal two million seven hundred thousand dollars ($2,700,000) and (y) the value of the Settlement Shares will equal $2,700,000 minus the Excess Amount. The pricing terms of the Settlement Shares, the Settlement Notes and the Warrant Shares are set forth in Schedule 1 to this Agreement.  For the avoidance of doubt, Cowen Investments will be a party to the Registration Rights Agreement, the Settlement Notes, and the Warrant Agreement.

(b)Within twenty (20) business days from the execution of this Agreement, Kaleyra shall file a Resale Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register the Registrable Shares for re-sale. “Resale Registration Statement” means a registration statement filed by Kaleyra with the SEC on Form S-1 or other applicable form for the purpose of registering the resale of the Registrable Shares. Kaleyra shall use its best efforts to have the Resale Registration Statement declared effective within thirty (30) days of filing with the SEC; or, if the SEC reviews the Resale Registration Statement, within sixty (60) days of filing with the SEC.  Kaleyra shall use its best efforts to maintain the effectiveness of the Resale Registration Statement.  Kaleyra shall file its Form 10-K with the SEC as soon as practicable, but no later than April 30, 2020. The Registrable Shares will, for the avoidance of doubt, be subject to the terms of the Registration Rights Agreement.

(c)An “Event of Default” shall occur if: (i) Kaleyra fails to timely make any payment as required by Section 2(a) of this Agreement; (ii) Kaleyra fails to timely make any payment as required by the terms of the Settlement Notes, or otherwise fails in the due performance or observance of any covenant or agreement contained in the Settlement Notes; (iii) Kaleyra fails to file a Resale Registration Statement pursuant to Section 2(b) of this Agreement, or otherwise fails in the due performance or observance of any covenant or agreement contained in the Registration Rights Agreement; (iv) Kaleyra fails in the due performance or observance of any covenant or agreement contained in the Warrant Agreement (if applicable); (v) Kaleyra defaults on any of its obligations under the Promissory Notes; (vi) Kaleyra fails to deliver the Settlement Shares, the Settlement Notes, the Registration Rights Agreement, or the Warrant (as defined in the Warrant Agreement) under the Warrant Agreement (if applicable), dated and in the form specified by Section 2(a) of this Agreement; (vii) Kaleyra otherwise fails to satisfy Section 2(a) of this Agreement; and/or (viii) a voluntary or involuntary petition for bankruptcy is filed with respect to

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Kaleyra under the United States Bankruptcy Code.  If an Event of Default occurs, Kaleyra agrees that, without further notice, the entire outstanding Settlement Amount shall be immediately due and payable.

(d)For purposes of this Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required by law to close.

3.Method of Settlement Payment. Payments made pursuant to this Agreement shall be made by delivery of the Settlement Shares and the Settlement Notes to Cowen Investments and Chardan or their respective assignees and, if applicable to such party or its assignees, delivery of the Warrant.  As stated in Section 2(a) of this Agreement, each of the Registration Rights Agreement, the Warrant Agreement (if applicable), and the Settlement Notes shall be dated the day before Kaleyra files the Resale Registration Statement, pursuant to Section 2(b) of this Agreement, and in the form of the Exhibits attached hereto.

4.Transfer Restrictions.

(a)Provided that Kaleyra is in compliance with its obligations under the Registration Rights Agreement, each of the Banks covenants that it will not transfer any Securities (as defined below) (i) until the earlier of (x) the effectiveness of the Resale Registration Statement or (y) the date that is permitted in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) at any time that such Bank is in possession of material nonpublic information regarding Kaleyra. Each of the Banks further covenants that it will dispose of the Securities only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of the Securities, among any other requirement of this Agreement, Kaleyra may require the transferor to provide to Kaleyra an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Kaleyra, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, Kaleyra hereby consents to and agrees to register on the books of Kaleyra and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of the Securities by either of the Banks to an affiliate thereof, provided that the transferee certifies to Kaleyra that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b)Each of the Banks agrees to the imprinting, until no longer required by this Section 4(b), of the following legend on any certificate evidencing any of the Settlement Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SETTLEMENT AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, DATED APRIL 15, 2020, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE

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SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Upon the written request of a Bank and subject to the provisions of this Section 4(b), the legend set forth above shall be removed and Kaleyra shall as promptly as reasonably practicable issue a certificate without such legend to the holder of the Settlement Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account of The Depository Trust Company (DTC), if, unless otherwise required by state securities laws, (i) such Settlement Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides Kaleyra with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to Kaleyra, that the sale, assignment or transfer of the Settlement Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides Kaleyra with reasonable assurance that the Settlement Shares can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144.

5.Confession of Judgment. Simultaneously with the execution of this Agreement, Kaleyra shall deliver to Cowen a Confession of Judgment in the form attached as Exhibit D hereto.  The Confession of Judgment shall be held in escrow by counsel for Cowen until such time as Kaleyra delivers to the Banks or their respective assignees the Settlement Amount according to Section 2 of this Agreement.  After delivery of the Settlement Amount, Kaleyra agrees that, in the event of the occurrence of any Event of Default, Cowen may immediately file such Confession of Judgment in the Supreme Court for the State of New York, New York County and may obtain judgment thereon, in the amount of five million four hundred thousand dollars ($5,400,000), less the value of (i) the Settlement Shares delivered to Chardan and Cowen Investments, (ii) the amount, if any, paid by Kaleyra on the principal balance of the Settlement Notes, (iii) the amount of the unpaid principal balance of the Settlement Notes that has been converted to shares of common stock of Kaleyra, delivered to Chardan and Cowen Investments pursuant to the Settlement Notes, and (iv) if applicable, the Warrant Shares delivered to Cowen Investments, as of the date the Confession of Judgment is filed.  For the avoidance of doubt, Kaleyra authorizes the Banks to insert the amount owed under the Confession of Judgment as of the date the Confession of Judgment is filed.

6.Releases. For and in exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following releases shall become effective upon Kaleyra’s payment of the Settlement Amount in accordance with Section 2 of this Agreement:

A.In favor of Kaleyra:

For and in exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, except as set forth in paragraph 6(A)(i) herein, the Banks, on their

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own behalf and on behalf of their respective parent companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members and employees (collectively, “Releasors”), hereby completely release and discharge Kaleyra, and its respective parent companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members, employees, partners (collectively, “Releasees”) from any and all claims, counterclaims, defenses, causes of action, demands, damages, liabilities, expenses, fees, costs, including attorneys’ fees, which Releasors could have asserted, or that the Releasors had or may have by reason of any acts or omissions up to and including the date of this Agreement, releasing to the fullest extent permitted by law all manners of action, causes of action, judgments, executions, debts, demands, rights, promises, damages, costs, expenses and claims of every kind, nature and character whatsoever, whether in law or in equity, whether based on contact (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of alleged fiduciary duty, recklessness, gross negligence, or negligence) or otherwise, accrued or unaccrued, known or unknown, matured, unmatured, liquidated or unliquidated, whether in their own right, or by reason of assignment, for, upon, or by any matter, cause or thing, whatsoever.  The Releasors, and each of them, acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the Agreement and agree that this Agreement and the releases contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

(i)Breach of Settlement Agreement. Nothing in this Agreement, including paragraph 6(A) herein, shall release Kaleyra from any claim brought by the Banks for breach of this Agreement, and the foregoing releases in favor of Kaleyra shall not place any limitation on Kaleyra’s obligations under this Agreement or the Bank’s respective ability to bring suit for breach of this Agreement.

(ii)Indemnification Obligations. Nothing in this Agreement, including paragraph 6(A) herein, shall release Kaleyra from its indemnification obligations as set forth in Section 5 of the BCMA entitled, “Indemnity”. Kaleyra’s indemnification obligations set forth in the BCMA are still in full force and effect and are incorporated herein.  The foregoing releases in favor of Kaleyra shall not place any limitation on Kaleyra’s indemnification obligations under Section 5 of the BCMA or the Banks’ respective ability to seek indemnity pursuant to such provisions.

B.In favor of the Banks:

For and in exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kaleyra, on its own behalf and on behalf of each of its respective parent companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members and employees (collectively, “Releasors”), hereby completely release and discharge the Banks, and their respective parent

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companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members, employees, partners (collectively, “Releasees”) from any and all claims, counterclaims, defenses, causes of action, demands, damages, liabilities, expenses, fees, costs, including attorneys’ fees, which Releasors could have asserted, or that Releasors had or may have by reason of any act or omissions up to and including the date of this Agreement, releasing to the fullest extent permitted by law all manners of action, causes of action, judgments, executions, debts, demands, rights, promises, damages, costs, expenses and claims of every kind, nature and character whatsoever, whether in law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of alleged fiduciary duty, recklessness, gross negligence, or negligence) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, whether in their own right, or by reason of assignment, for, upon, or by any matter, cause or thing, whatsoever.  Releasors, and each of them, acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the Agreement and agree that this Agreement and the releases contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

(i) Breach of Settlement Agreement. Nothing in this Agreement, including paragraph 6(B) herein, shall release the Banks from any claim brought by Kaleyra for breach of this Agreement, and the foregoing releases in favor of the Banks shall not place any limitation on the Banks’ respective obligations under this Agreement or the Banks’ respective ability to bring suit for breach of this Agreement.

7.Representations. Each Party represents and warrants to the other Party, that (i) the execution, delivery and performance by such Party of this Agreement is within the powers of such Party and have been duly authorized by all necessary action on the part of such Party, (ii) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party and their successors and assignees in accordance with the terms hereof, (iii) it is not relying upon any statements, understandings, representations, expectations or agreements other than those expressly set forth in this Agreement, (iv) it has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, which it enters into voluntarily and of its own choice and no under coercion or duress, (v) it has made its own investigation of the facts and is relying upon its own knowledge and/or the advice of its counsel, and (vi) it knowingly waives any and all claims that this Agreement was induced by any misrepresentation or non-disclosure and knowingly waives any and all rights to rescind or avoid this Agreement based upon presently existing facts, known or unknown.

8.Additional Representations, Warranties and Covenants of the Banks.  Each of the Banks severally, and not jointly, hereby represents, warrants and covenants to Kaleyra as follows:

(a)Organization. Each of the Banks is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the

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transactions contemplated herein and under the other agreements being entered into pursuant to this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)No Public Sale or Distribution. Each of the Banks is (i) acquiring the Registrable Shares, the Settlement Notes, and, if applicable, the Warrant under the Warrant Agreement (the “Securities”) in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and each of the Banks does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, each of the Banks does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of the this Agreement and the other agreements being entered into hereunder.

(c)Accredited Investor Status. Each of the Banks is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)Experience of the Banks. Each of the Banks, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective issuance and acceptance of the Securities as provided for under this Agreement, and has so evaluated the merits and risks of such issuance. Each of the Banks understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)Access to Information. Each of the Banks acknowledges that it has reviewed the reports, schedules, forms, statements and other documents required to be filed by Kaleyra under the Securities Act, and the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four (24) months preceding the date hereof (the “Disclosure Materials”) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Kaleyra and its representatives concerning the terms and conditions of the issuance of the Securities and the merits and risks of accepting the Securities as consideration for services rendered; (ii) access to information about Kaleyra and its subsidiaries and its and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its decision to receive the Securities as consideration for services rendered; and (iii) the opportunity to obtain such additional information that Kaleyra possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of either of the Banks or their representatives or counsel shall modify, amend or affect the Banks’ right to rely on the truth, accuracy and completeness of the Disclosure Materials.

(f)General Solicitation. Neither of the Banks is acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

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(g)No Governmental Review. Each of the Banks understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)Restricted Securities. Each of the Banks understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Kaleyra in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(i)Legends. Each of the Banks understands that, except as otherwise provided in Section 4(b), certificates evidencing such Securities shall bear the legends set forth in Section 4(b).

(j)No Legal, Tax or Investment Advice. Each of the Banks understands that nothing in this Agreement or any other materials presented by or on behalf of Kaleyra to the Banks in connection with the issuance of the Securities constitutes legal, tax or investment advice. Each of the Banks has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its receipt of the Securities.

9.No Admission of Liability. This Agreement is a compromise of disputed claims and shall not be treated for any purpose as an admission of liability by any Party and is not an admission.

10.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of the choice-of-law principles thereof.

11.Exclusive Jurisdiction. The Parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement shall be commenced in the Commercial Division of the Supreme Court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters and shall decide the merits of each claim on the basis of the internal laws of the State of New York without regard to principles of conflicts of law. The Parties agree and consent to personal jurisdiction, service of process and venue of such courts, waive all right to trial by jury for any claim and agree not to assert the defense of forum non conveniens. The Parties also agree that service of process may be effected through next-day delivery using a nationally-recognized overnight courier or personally delivered to the Parties. The Parties further agree that a final non-appealable judgment in respect of any claim brought in any such court shall be binding and may be enforced in any other court having jurisdiction over the party against whom the judgment is sought to be enforced.

12.Entire Agreement. This Agreement reflects the complete understanding of the Parties and may not be amended orally.

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13.Interpretation. The Parties acknowledge that this Agreement represents the combined efforts of negotiation and drafting of the Parties and their attorneys and that any ambiguity shall not be construed against any Party.

14.Counterparts. This Agreement may be executed in two or more counterparts, including by email or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

15.No Modification. This Agreement shall not be modified in any way except by a writing signed by all Parties hereto.

[Signatures only to follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of April 15, 2020.

KALEYRA, INC.

By: /s/ Giacomo Dall’Aglio

Name: Giacomo Dall’Aglio

Title: Chief Financial Officer

COWEN HOLDINGS, INC.

On behalf of COWEN AND COMPANY, LLC

By: /s/ Owen Littman

Name: Owen Littman

Title: Authorized Signatory

CHARDAN CAPITAL MARKETS, LLC

By: /s/ Jonas Grossman

Name: Jonas Grossman

Title: President

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Exhibit A

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the ____ day of ________, ________, by and among Kaleyra, Inc., f.k.a. GigCapital, Inc., a Delaware corporation (the “Company”), Cowen Investments II LLC (“Cowen”) and Chardan Capital Markets, LLC (“Chardan”).

WHEREAS, pursuant to the BCMA (as defined below), the Company agreed to pay Cowen and Chardan certain fees for their assistance in connection with Business Combinations with one or more Targets as defined therein;

WHEREAS, pursuant to the Settlement Agreement (as defined below), the Company, Cowen and Chardan have agreed to finally and completely settle all disputes and potential claims arising out of the BCMA;

WHEREAS, pursuant to the Settlement Agreement, the Company, Cowen and Chardan have agreed to enter into this Agreement; and

WHEREAS, the Company, Cowen and Chardan desire to set forth certain matters regarding the ownership of the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“BCMA” means an agreement between the Company, Cowen and Chardan, entered into on or about December 7, 2017.

“Board” means the Board of Directors of the Company.

“Chardan” is defined in the preamble to this Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Company” is defined in the preamble to this Agreement.

“Cowen” is defined in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” has the meaning set forth in Section 2.1.1.

“Form S-3” has the meaning set forth in Section 2.3.

“Maximum Number of Securities” has the meaning set forth in Section 2.2.2.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Notices” has the meaning set forth in Section 6.2.

“Piggyback Registration” has the meaning set forth in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Register”, “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the shares of Common Stock of the Company totalling ________ shares of Common Stock, delivered to Cowen and Chardan pursuant to the Settlement Agreement, (ii) the shares of Common Stock issued or issuable upon the conversion of convertible notes totalling $2,700,000, with a maturity date of ____________, delivered to Cowen and Chardan pursuant to the Settlement Agreement, (iii) in the event that the Beneficial Ownership Limitation as defined in the Settlement Agreement would otherwise be exceeded upon the delivery of Common Stock to Cowen and Chardan pursuant to clause 2(a)(i) of the Settlement Agreement, any shares of Common Stock of the Company issued on exercise of warrants granted pursuant to the Warrant Agreement, and (iv) any shares of Common Stock issued or issuable with respect to any shares described in the foregoing clauses (i) - (iii) by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock, and (iv) any outstanding shares of Common Stock or any other equity security (including shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company held by Cowen or Chardan as of the date of this Agreement. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the securities described in the foregoing clauses (i) - (iv). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without volume limitations.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Registrable Securities are then listed;

(B)fees and expenses of compliance with securities or blue sky laws;

(C)printing, messenger, telephone and delivery expenses;

(D)reasonable fees and disbursements of counsel for the Company;

(E)reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)reasonable fees and expenses of counsel for Cowen and Chardan.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of the Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), including, without limitation, the Resale Registration Statement.

“Resale Registration Statement” has the meaning set forth in Section 2.1.1.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Settlement Agreement” means an agreement between the Company, Cowen and Chardan, entered into on the date hereof.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrant Agreement” means the form of the agreement between the Company and each of Cowen and Chardan, entered into on the date hereof, delivered pursuant to the Settlement Agreement.

REGISTRATION RIGHTS.

Demand Registration.

Registration Obligation. Within twenty (20) business days from the date of execution of this Agreement and the Settlement Agreement, the Company shall prepare and file with (or confidentially submit to) the Commission a registration statement on Form S-1 or any similar long-form registration statement that may be available to the Company at such time (the “Form S-1”) for the purpose of registering the resale of the Registrable Securities (the “Resale Registration Statement”) and shall use its best efforts to cause the Resale Registration Statement to be declared effective within thirty (30) days of filing with the Commission; or, if the Commission reviews the Resale Registration Statement, within sixty (60) days of filing with the Commission. After its date of initial effectiveness, the Company shall use its best efforts to keep such Resale Registration Statement effective to effect the Registration to permit the sale of Registrable Securities in accordance with the intended plan of distribution thereof as expeditiously as practicable until such time as the securities to be sold by Cowen and Chardan are no longer Registrable Securities.

Effective Registration. Notwithstanding any other part of this Agreement, a Registration pursuant to Section 2.1.1 will not count as a Registration unless and until (i) the Registration Statement filed with the Commission in connection with the Registration has been declared effective by the Commission, and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) Cowen or Chardan, as the case may be, with respect to the Registrable Securities being offered by it hereunder, thereafter affirmatively elects to continue with such Registration and accordingly notifies the Company in writing of such election, which notice shall be received by the Company not later than five (5) days after the removal of any such stop order or injunction; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been previously filed pursuant to Section 2.1.1 becomes effective or is terminated.

Withdrawal. Each of Cowen and Chardan shall have the right to withdraw from a Registration under Section 2.1.1 for any or no reason whatsoever upon written notification to the Company of its intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of the Registrable Securities being offered by it. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration under Section 2.1.1 prior to its withdrawal under this Section 2.1.3.

Piggy-Back Registration.

Piggy-Back Rights. If at any time on or after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to Cowen and Chardan as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Cowen and Chardan in such notice the opportunity to register the sale of such number of shares of Registrable Securities as Cowen and/or Chardan may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration and shall use its best efforts to cause the managing

Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If Cowen and/or Chardan proposes to distribute Registrable Securities through a Piggy-Back Registration that involves an Underwriter(s) it shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggyback Registration.

Reduction of Piggyback Registration. If the managing Underwriter(s) for a Piggyback Registration that is to be an Underwritten Offering, in good faith, advises the Company, Cowen and Chardan in writing that the dollar amount or number of securities which the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than Cowen and Chardan, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such Underwritten Offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then:

If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Cowen and Chardan, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

If the Registration is pursuant to a request by persons or entities other than Cowen or Chardan, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than Cowen and Chardan, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Cowen and/or Chardan, based on the number of Registrable Securities that each of Cowen and Chardan have requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that each of Cowen and Chardan have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

Piggyback Registration Withdrawal. Each of Cowen and Chardan shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

Registrations on Form S-3. Each of Cowen and Chardan may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of its Registrable Securities on Form S-3 or any similar short-form registration statement that may be available at such time (“Form S-3”). Within twelve (12) days of the Company’s receipt of a written request from Cowen and/or Chardan for a Registration on Form S-3, the Company shall register all or such portion of Cowen’s and/or Chardan’s Registrable Securities, as the case may be, as are specified in such written request; provided, that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if a Form S-3 is not available for such offering.

Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration pursuant to Section 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) Cowen and/or Chardan has requested an Underwritten Registration and the Company, Cowen and Chardan are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to Cowen and/or Chardan a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, that the Company may not defer its obligation in this manner more than once in any 12-month period.

REGISTRATION PROCEDURES.

Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2. the Company shall use its best efforts to effect the Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof as expeditiously as practicable, and in connection with any such request:

prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by Cowen, Chardan or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Cowen, Chardan, the Underwriters, if any, and its and their legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as Cowen, Chardan, the Underwriters, and its and their legal counsel, may request in order to facilitate the disposition of the Registrable Securities;

notify Cowen and Chardan promptly after the Company receives notice thereof, of the time when such Registration Statement (and any amendment thereto) has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission and (to the extent relevant) declared effective;

prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Cowen and/or Chardan, as the case may be (in light of its or their intended plan of distribution) may request, and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable Cowen and/or Chardan to consummate the disposition of such Registrable Securities in such jurisdictions; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

notify Cowen and Chardan promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

notify Cowen and Chardan at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

permit a representative of Cowen, Chardan, the Underwriters, if any, and any attorney or accountant retained by Cowen, Chardan or the Underwriters to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and may be found reasonably satisfactory to each of Cowen and Chardan;

on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to Cowen and Chardan, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as Cowen, Chardan, the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and may be found reasonably satisfactory to each of Cowen and Chardan;

in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Cowen or Chardan, in connection with such Registration.

Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by Cowen and Chardan that Cowen and Chardan shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses”, all reasonable fees and expenses of any legal counsel representing Cowen and Chardan.

Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, Cowen and Chardan shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to Cowen and Chardan, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, Cowen and Chardan agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify Cowen and Chardan of the expiration of any period during which it exercised its rights under this Section 3.4.

Reporting Obligations. As long as Cowen or Chardan shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish Cowen and/or Chardan with true and complete copies of all such filings. The Company further covenants that it shall take such further action as Cowen or Chardan may reasonably request, all to the extent required from time to time to enable Cowen and/or Chardan to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of Cowen and/or Chardan, the Company shall deliver to Cowen and/or Chardan a written certification of a duly authorized officer as to whether it has complied with such requirements.

INDEMNIFICATION AND CONTRIBUTION.

Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, and hold harmless Cowen, Chardan, their respective officers and directors, and each person who controls Cowen or Chardan (within the meaning of the Securities Act), from and against any expenses, losses, judgments, claims, damages or liabilities (including reasonable attorney’s fees), whether joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any amendment or supplement to any of them, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by Cowen or Chardan, as the case may be, expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers and directors, and each person who controls such Underwriter (within the meaning of the Securities Act) on substantially the same basis as that of the indemnification provided above in this Section 4.1.

Indemnification by Cowen or Chardan. In connection with any Registration Statement in which Cowen or Chardan is participating, Cowen or Chardan shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Cowen or Chardan expressly for use therein; provided, that the liability of Cowen or Chardan shall be in proportion to and limited to the net proceeds received by it from the sale of

Registrable Securities pursuant to such Registration Statement. Cowen or Chardan, severally and not jointly, shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

Conduct of Indemnification Proceedings. Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party), and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Contribution. If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, that the liability of Cowen or Chardan under this Section 4.4 shall be limited to the amount of the net proceeds received by Cowen or Chardan in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1-4.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.4 from any person who was not guilty of such fraudulent misrepresentation.

Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company, Cowen and Chardan also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s, Cowen’s or Chardan’s indemnification is unavailable for any reason.

UNDERWRITING AND DISTRIBUTION.

Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Cowen or Chardan may reasonably request, all to the extent required from time to time to enable Cowen and/or Chardan without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

MISCELLANEOUS.

Assignment; No Third Party Beneficiaries.

This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their successors and assigns.

This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment, and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.1 shall be null and void.

Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Kaleyra, Inc.
Via Marco D’Aviano, 2
Milano MI, Italy L6 94303
Attn: Dario Calogero, Chief Executive Officer

With a copy to:

Crowell & Moring LLP
3 Embarcadero Center, 26th Floor
San Francisco, CA 94111
Attn: Jeffrey C. Selman

To Cowen:

Cowen Investments II LLC
599 Lexington Avenue, 20th Floor
New York, NY 10022
Attn: Owen Littman, Authorized Signatory

With a copy to:

Herbert Smith Freehills LLP
Exchange House
Primrose Street
London EC2A 2EG

United Kingdom
Attn: Thomas N. O’Neill III

To Chardan:

Chardan Capital Markets, LLC
17 State Street, Suite 2130
New York, NY 10004
Attn: Jonas Grossman, President

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

Modifications and Amendments. Upon the written consent of the Company, Cowen and Chardan, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. No course of dealing between Cowen, Chardan or the Company or any failure or delay on the part of Cowen, Chardan or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of Cowen, Chardan or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, Cowen and Chardan may proceed to protect and enforce their respective rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

Term. This Agreement shall terminate upon the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)), or (ii) Cowen and Chardan are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 shall survive any termination.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

KALEYRA, INC.

/s/
____________, ____________

COWEN INVESTMENTS II LLC

/s/
Owen Littman, Authorized Signatory

CHARDAN CAPITAL MARKETS, LLC

/s/
Jonas Grossman, President

Exhibit B

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

________________

Principal Amount: $_____________

Kaleyra, Inc., f.k.a. GigCapital, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of ____________, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to ________ $________ in lawful money of the United States of America, on the terms and conditions described below from the date hereof (the “Issuance Date”). All payments on this Promissory Note (the “Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.    Principal. The principal balance of this Note shall be payable by the Maker on ________________ (the “Maturity Date”). Pursuant to the provisions of Section 4 hereof, the unpaid principal balance may be prepaid at any time, at the election of the Maker. Under no circumstances shall any individual, including but not limited to any executive officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.    Interest. Subject to the provisions of Sections 4 and 10 hereof, interest shall accrue on the unpaid principal balance of this Note at the rate of five percent (5%) per annum from the Issuance Date. Interest shall be payable by the Maker in arrears to the Payee on March 15, June 15, September 15 and December 15 of each year while this Note remains outstanding (each, an “Interest Payment Date”). The first Interest Payment Date shall be June 15, 2020.

3.    Optional Conversion.

(a) At the option of the Payee, at any time prior to payment in full of the unpaid principal balance of this Note, the Payee may elect to convert all or any portion of the unpaid principal balance of this Note into a number of shares of common stock of the Maker (the “Common Stock”) equal to: (i) the portion of the unpaid principal amount of the Note being converted pursuant to this Section 3, divided by (ii) $________ (the “Conversion Price”).

(b) Upon any complete or partial conversion of the unpaid principal amount of this Note (i) such unpaid principal amount shall be so converted and such converted portion of this Note shall be deemed to have been fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to the Maker or such other address which the Maker shall designate against delivery of the Common Stock, (iii) the Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note described in Section 3(a), the Maker shall deliver to Payee, at the option of the Maker: (A) the Common Stock, which shall bear such legends as are required, in the opinion of counsel to the Maker or by any other agreement between the Maker and the Payee and applicable state and federal securities laws, (B) an amount in cash equal to the product of (x) the number of shares of Common Stock to be delivered, multiplied by (y) the closing price for the Common Stock on the trading day that notice of conversion was delivered to the Maker (the “Cash Conversion Amount”), or (C) a combination of Common Stock and cash equal to the Cash Conversion Amount. If the date on which the Payee chooses to exercise this right in accordance with the provisions of Section 3 hereof (the “Conversion Date”) occurs on the same day as an Interest Payment Date, the Maker shall also pay the Payee a fee in the amount equal to the interest that would have become due and payable pursuant to Section 2 hereof on the relevant Interest Payment Date.

(c) Upon exercise of this conversion, the Maker shall promptly (but in no event later than two business days after the Conversion Date), upon the request of the Payee, credit such aggregate number of shares of Common Stock to which the Payee is entitled pursuant to such exercise to the Payee’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Maker’s transfer agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier, a certificate, registered in the Maker’s share register in the name of the Payee or its designee, for the number of shares of Common Stock to which the Payee is entitled pursuant to such exercise. The Payee, or any natural person or legal entity permissibly so designated by the Payee to receive the shares of Common Stock, shall be deemed to have become the holder of record of such shares of Common Stock as of the Conversion Date, irrespective of the date such shares of Common Stock are credited to the Payee’s DTC account or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

(d) If by the close of the second business day after the Conversion Date, the Maker fails to deliver to the Payee a certificate representing the required number of shares of Common Stock in the manner required pursuant to Section 3(c) hereof or fails to credit the Payee’s balance account with DTC for such number of shares of Common Stock to which the Payee is entitled, and if after such second business day and prior to the receipt of such shares of Common Stock, the Payee purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Payee of shares which the Payee anticipated receiving upon such exercise (a “Buy-In”), then the Maker shall, within two business days after the Payee’s request and in the Payee’s sole discretion, either (i) pay in cash to the Payee an amount equal to the Payee’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Maker’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate or (ii) promptly honor its obligation to deliver to the Payee a certificate or certificates representing such shares of Common Stock and pay cash to the Payee in an amount equal to the excess (if any) of Payee’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing price of a share of Common Stock on the Conversion Date.

(e) In connection with the conversion of all or any portion of the unpaid principal balance of this Note into Common Stock, neither the Maker nor any person acting on its behalf will take any action which would result in the Common Stock being exchanged by the Maker other than with the Maker's existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

(f) The Maker shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Common Stock and/or cash upon conversion of this Note pursuant hereto; provided, however, that the Payee shall pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(g) Notwithstanding anything herein to the contrary, the Maker shall not effect any conversion of this Note, and the Payee shall not have the right to convert any portion of this Note, to the extent that, the Payee (together with the Payee’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the Payee’s for purposes of Section 13(d) or Section 16 of the United States Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable regulations of the Commission, including any “group” of which the Payee is a member (the foregoing, the “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Payee and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note, but shall exclude the number of shares of Common Stock which are issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Maker (including any warrants) beneficially owned by the Payee or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Payee may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Maker’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Maker that is filed with the Commission, or (C) a more recent notice by the Maker or the Maker’s transfer agent to the Payee setting forth the number of shares of Common Stock then outstanding. Upon the written request of the Payee (which may be by email), the Maker shall, within three (3) business days, confirm in writing to the Payee (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Maker, including shares of Common Stock, by the Payee or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Payee. The “Beneficial Ownership Limitation” shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to Section 3(b) hereof. The Maker shall be entitled to rely on representations made to it by the Payee regarding its Beneficial Ownership Limitation.

(h) Notwithstanding the foregoing, by written notice to the Maker, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Maker, the Payee may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage, not to exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to Section 3(b) hereof. Upon such a change by the Payee of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by the Payee without first providing the minimum notice required by Section 3(e) hereof. Notwithstanding the foregoing, at any time following notice of a Fundamental Change, the Payee may waive and/or change the Beneficial Ownership Limitation effective immediately upon written notice to the Maker and may reinstitute the Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Maker.

4.    Optional Redemption and Interest Rate Adjustment.

(a) Optional Redemption. At the option of the Maker, at any time prior to payment in full of the unpaid principal balance of this Note, the Maker may elect to redeem: (i) the unpaid principal balance of this Note, or (ii) a portion thereof, together with any accrued but unpaid interest (the “Redemption Amount”). At least twenty (20) days before the date on which the Maker elects to redeem in accordance with the provisions of this Section 4 (the “Redemption Date”), the Maker shall give the Payee written notice of its intention to exercise this right. On the Redemption Date, the Maker shall repay to the Payee the Redemption Amount.

(b) Interest Rate Adjustment. Subject to the provisions of Section 10 hereof, in the event that any portion of this Note is redeemed prior to ________________, all previously paid and accrued and unpaid interest on this Note from the Issuance Date to the Redemption Date shall be recalculated at the time of prepayment as if Section 2 of this Note was amended to replace “five percent (5%)” with “three percent (3%)” and the excess interest shall be deducted from the Redemption Amount. In the event that any portion of this Note is redeemed prior to ________________, all previously paid and accrued and unpaid interest on this Note from the Issuance Date to the Redemption Date shall be recalculated at the time of prepayment as if Section 2 of this Note was amended to replace “five percent (5%)” with “four percent (4%)” and the excess interest shall be deducted from the Redemption Amount.

5.    Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, the accrued but unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

6.    Reservation of Underlying Shares.

(a) Reservation. So long as this Note remains outstanding, the Maker covenants and agrees that at all times the Maker shall reserve and keep available for the Payee out of its authorized and unissued shares of Common Stock, free from pre-emptive rights or any other actual contingent purchase rights of persons other than the Payee, one hundred percent (100%) of the maximum number of shares of Common Stock issuable upon conversion of this Note (the “Underlying Shares”). Any shares of Common Stock issued to the Payee upon conversion of this Note shall be subject to the provisions of the registration rights agreement, dated ________________, between the Maker and the Payee, regarding the ownership of Registrable Securities as defined therein.

7.    Fundamental Change. Upon the occurrence of: (i) a Change of Control, (ii) the sale of all or substantially all the assets of the Maker (determined on a consolidated basis) to another person or group or (iii) the approval by the stockholders of the Maker of a plan of liquidation or dissolution or other insolvency event (each event described in (i) to (iii) above, a “Fundamental Change”), the Maker shall repurchase this Note at a price equal to: (i) the principal amount of this Note that remains unpaid plus any accrued but unpaid interest up to the date of repurchase (the “Repurchase Price”) within five (5) days of such Fundamental Change. At least twenty (20) days prior to the relevant Fundamental Change, the Maker shall deliver written notice to the Payee describing in reasonable detail the terms of such Fundamental Change.

For the purposes of this Section 7, a “Change of Control” will occur (i) if any person or group of persons (other than the Maker or the Payee or a person that directly or indirectly controls, is controlled by, or is under common control with, the Maker or the Payee) becomes the beneficial owner, directly or indirectly, of securities possessing the power to direct or cause the direction of the management and policies of the Maker, whether through the ownership of capital stock, by contract or otherwise, or (ii) upon the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or any group (other than one or more of the Maker’s Subsidiaries) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Maker, measured by voting power rather than number of shares.

8.    Negative Pledge. The Maker will not, and will not permit any other member of the Group to, create, assume or permit to subsist any security interest over any of the Maker’s properties or assets, including, without limitation, the issued share capital of any direct Subsidiary of the Maker, other than a Permitted Security Interest.

For the purposes of this Section 8:

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto.

“Existing OpCo Facility Agreements” means:

Lender	Maturity	Company of the Group
UniCredit S.p.A. (Line A Tranche 1)	January 2023	Kaleyra S.p.A.
UniCredit S.p.A. (Line A Tranche 2)	May 2023	Kaleyra S.p.A.
UniCredit S.p.A. (Line B)	November 2023	Kaleyra S.p.A.
UniCredit S.p.A. (Line C)	February 2023	Kaleyra S.p.A.
Intesa Sanpaolo S.p.A. (Line 1)	October 2021	Kaleyra S.p.A.
Intesa Sanpaolo S.p.A. (Line 2)	October 2023	Kaleyra S.p.A.
Ubi Banca S.p.A. (Line 1)	February 2021	Kaleyra S.p.A.
Ubi Banca S.p.A. (Line 2)	April 2021	Kaleyra S.p.A.
Monte dei Paschi di Siena S.p.A. (Line 1)	April 2022	Kaleyra S.p.A.
Monte dei Paschi di Siena S.p.A. (Line 2)	June 2023	Kaleyra S.p.A.
Banco Popolare di Milano S.p.A. (Line 1)	June 2023	Kaleyra S.p.A.
Banco Popolare di Milano S.p.A. (Line 2)	March 2024	Kaleyra S.p.A.
Intesa Sanpaolo S.p.A..	Revolving	Buc Mobile Inc.
Simest 1	December 2022	Kaleyra S.p.A.
Simest 2	December 2022	Kaleyra S.p.A.
Simest 3	December 2022	Kaleyra S.p.A.
Finlombarda S.p.A.	December 2020	Kaleyra S.p.A.

“Existing OpCo Lender” means any lender under the Existing OpCo Facility Agreements.

“Group” means the Maker and any of its Subsidiaries for the time being.

“Permitted Security Interest” means: (i) any security interest created over the issued share capital of any Subsidiary of the Maker by such Subsidiary in favor of an Existing OpCo Lender in connection with any

Existing OpCo Facility Agreement or in favor of any Lender which replaces any Existing OpCo Lender pursuant to a refinancing of, or assignment of such Existing OpCo Lender’s rights under, any Existing OpCo Facility Agreement; (ii) any lien arising by operating of law and in the ordinary course of business; (iii) any security for taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings; and (iv) any security, the creation of which has been expressly approved by the Maker, the Payee and Chardan Capital Markets, LLC.

“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the part in the parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP as of such date, as well as any other corporation, limited liability company, partnership association or other entity (i) of which securities or other ownership interest representing more than 50 percent (50%) of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

9.    Events of Default. Without limitation, the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay: (i) the principal amount of this Note within five (5) business days when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) the interest due  or any fee or any other amount (other than an amount referred to in clause (i) hereof) pursuant to this Note when and as the same shall become due and payable and such failure shall continue unremedied for a period of five (5) business days.

(b) Failure to Register Underlying Shares. Failure by the Maker to register the Underlying Shares, pursuant to the registration rights agreement between the Maker and the Payee, dated ________________, by preparing and filing a resale registration statement or similar document in compliance with the requirements of the Securities Act.

(c) Termination of Trading. The termination or suspension for a period of more than five (5) consecutive business days of trading of the Common Stock into which this Note may be converted.

(d) Breach of Covenants. Failure by the Maker in the due performance or observance of any covenant or agreement contained in this Note and such failure shall continue unremedied for a period of fifteen (15) business days after the Maker first becomes aware of such failure.

(e) Cross-Default. Failure by the Maker in the due performance or observance of any covenant or agreement contained in: (i) the settlement agreement and release, dated as of ________________, by and among the Maker, the Payee and Chardan Capital Markets, LLC (the “Settlement Agreement”), or (ii) the amended and restated unsecured promissory note of $261,015.57, the amended and restated unsecured promissory note of $181,568.21 and the amended and restated unsecured promissory note of $394,410.51 (collectively, the “Promissory Notes”), dated December 13, 2019, between the Maker and Cowen Investments II, LLC, and such failure shall continue unremedied for a period of fifteen (15) business days after the Maker first becomes aware of such failure.

(f) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(g) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

(h) Material Adverse Judgment. The entry of a final judgment or judgments for the payment of money aggregating in excess of $50,000,000 are rendered against the Maker and which judgment is not, within thirty (30) days of when due pursuant to the terms of such judgement, or within any applicable grace period, bonded, discharged, settled or stayed pending appeal, or are not discharged within ten (10) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $50,000,000 amount set forth above so long as the Maker provides to the Payee a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Payee) to the effect that such judgment is covered by insurance or an indemnity and the Maker will receive the proceeds of such insurance or indemnity within ten (10) days of the issuance of such judgment.

(i) Misrepresentation. Any representation or warranty made in writing by or on behalf of the Maker in this Note or the Settlement Agreement proves to have been false or incorrect in any material respect on the date as of which made.

(j) Repudiation and Rescission of Agreements. The Maker (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate the Settlement Agreement, this Note or any other relevant document or evidences an intention to rescind or repudiate the Settlement Agreement, this Note or any other relevant document.

(k) Disposal of Assets. The Maker disposes (either in a single transaction or in a series of transactions and whether related or not) of all or a material part of its properties or assets which has or is reasonably likely to have a Material Adverse Effect.

For the purposes of this Section 9:

“Group” means the Maker and any of its Subsidiaries for the time being.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole, or (ii) the ability of the, taken as a whole, to perform their respective obligations under this Note or the Settlement Agreement, or (iii) the validity or enforceability of this Note or the Settlement Agreement.

10.    Remedies.

(a) Acceleration. Upon and at any time after the occurrence of an Event of Default which is continuing, the Payee may, at its discretion and by notice to the Maker : (i) declare that all or part of the unpaid principal balance of this Note, and all other sums payable with regard to this Note (including, without limitation, interest accrued thereon at the Default Rate (as defined below)) immediately due and payable, whereon they shall become immediately due and payable; and/or (ii) declare that all or part of the unpaid principal balance of this Note be payable on demand, whereupon it shall immediately become payable on demand by the Payee; and/or (iii) exercise any of its rights, remedies, powers or discretions under this Note and/or the Settlement Agreement.

(b) Default Interest. Upon the occurrence of an Event of Default which is continuing, the interest on this Note shall automatically and immediately accrue on the unpaid principal balance of this Note at the rate of eight and one-half percent (8.5%) per annum (the “Default Rate”).

11.    Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

12.    Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

13.    Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

14.    Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

15.    Jurisdiction. The Maker irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Payee in any way relating to this Note in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Payee may otherwise have to bring any action or proceeding relating to this Note against the Maker or its properties in the courts of any jurisdiction.

16.    Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 15 herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.    Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.    Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

19.    Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Payee who agrees to be bound to the terms of this Note.

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

KALEYRA, INC.

____________, ____________

Exhibit C

KALEYRA, INC.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares: ________ (subject to adjustment)
Warrant No. ___________________	Original Issue Date: ________________

Kaleyra, Inc., f.k.a. GigCapital, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________ or its permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of ________ shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.01 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to purchase Common Stock (including any Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on the date that is ten (10) years following the Original Issue Date (the “Expiration Date”), and subject to the following terms and conditions:

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the NYSE American LLC.

(e) “Securities Act” means the Securities Act of 1933, as amended.

(f) “Trading Day” means any weekday on which the Principal Trading Market is open for trading.

(g) “Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Company shall ensure that the shares of Common Stock issued upon exercise of this Warrant are or will be registered for resale by the Holder in accordance with the terms of the Registration Rights Agreement (as defined below); provided, however, that notwithstanding the foregoing, at any time a registration statement may not be effective to effect the resale of the shares of Common Stock issued upon exercise of this Warrant in accordance with the Registration Rights Agreement, this Warrant shall not be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of the Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under applicable securities laws.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than two Trading Days after the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”), or if the Holder exercises this Warrant at a time when the Holder may not sell the Warrant Shares without restriction or limitation either (I) pursuant to Rule 144 of the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) of the Securities Act (or the Holder does not undertake to resell such Warrant Shares promptly after issuance while the Company is in compliance with the public information requirements of Rule 144(c)(1)) or (II) pursuant to an effective registration statement registering the Warrant Shares for issuance, then the Company may satisfy the delivery of Warrant Shares with certificates that may bear a legend regarding restriction on transferability, and the Company shall issue and dispatch by overnight courier to the address as specified in the

Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. For the avoidance of doubt, the Warrant Shares are Registrable Securities as defined under and subject to the terms of the registration rights agreement dated the Original Issue Date between, inter alia, the Company and the Holder (the “Registration Rights Agreement”). The Holder, or any natural person or legal entity (each, a “Person”) permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(b) If by the close of the second Trading Day after the Exercise Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or fails to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such second Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times while this Warrant is outstanding reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common

Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the number of Warrant Shares then underlying this Warrant shall be divided by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock who tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(d) Calculations. All calculations under this Section 9 shall be made to the nearest share.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(f) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(f) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned as calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended, by the Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed 4.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed the Maximum Percentage of the combined voting power of all of the securities of the Company then outstanding following such exercise. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified not in excess of 19.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of this Section 11(a), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates shall include the shares of Common Stock issuable upon (x) the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) the exercise or conversion of the unexercised, non‑converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons who are members of a Section 13(d) group with such Holder or its Affiliates.

(b) This Section 11 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified below prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading

Day after the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified below on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

If to the Company:	Kaleyra, Inc.
Via Marco D’Aviano, 2
Milano MI, Italy L6 94303
Attention: Dario Calogero, Chief Executive Officer
Email: dario.calogero@kaleyra.com

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares.

(i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the

Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

KALEYRA, INC.

By: _____________________

Name:___________________

Title: ____________________

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)

The undersigned is the Holder of Warrant No. ___ (the “Warrant”) issued by Kaleyra, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3)	The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4)	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $___________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a), of the Warrant to which this notice relates.

Dated:

Name of
Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Exhibit D

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

______________________________________________________________

CREDITORS

COWEN AND COMPANY, LLC, and

CHARDAN CAPITAL MARKETS, LLC,: Index No.______________

Plaintiffs,

-against-

DEBTOR

KALEYRA, INC.,

Defendant.

______________________________________________________________

AFFIDAVIT OF CONFESSION OF JUDGMENT

Giacomo Dall’Aglio, being duly sworn, deposes and says that he is the Chief Financial Officer of Kaleyra, Inc. (“Kaleyra”) and is duly authorized to make this affidavit on behalf of Kaleyra. Kaleyra hereby confesses judgment herein and consents to the entry thereof against it in Supreme Court, New York County, New York, as hereafter conditioned.

This confession of judgment is for a debt justly due to the Plaintiff arising from the following facts:

Kaleyra, as obligor, defaulted in payment due Cowen and Company, LLC (“Cowen”) and Chardan Capital Markets, LLC (“Chardan”) arising out of the Settlement Agreement and Release (the “Agreement”) signed by and among Kaleyra, Cowen, and Chardan on April 15, 2020.

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Kaleyra owes Cowen and Chardan $ as a result of its failure to pay the sum due to Cowen and Chardan as required by Section 2(a) of the Agreement and/or other Event of Default as defined in the Agreement.

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By: /s/ Giacomo Dall’Aglio

Giacomo Dall’Aglio

Title: Chief Financial Officer

Kaleyra, Inc.

STATE OF VIRGINIA)

                 ss.:

COUNTY OF FAIRFAX)

Sworn to before me this 15th day of April, 2020.

William J. Peters

Notary Public

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SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

_____________________________________________________________

CREDITORS

COWEN AND COMPANY, LLC, and

CHARDAN CAPITAL MARKETS, LLC,: Index No._____________

Plaintiffs,

-against-

DEBTOR

KALEYRA, INC.,

Defendant.

_____________________________________________________________

JUDGMENT BY CONFESSION

Amount Confessed	$-
Costs by Statute	$15.00
Filing Fee	$45.00
Cost Total	$60.00
Judgment Total	$-

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ATTORNEY’S AFFIRMATION

STATE OF NEW YORK, COUNTY OF NEW YORK

The undersigned,  an attorney  at law of the State of New  York, affirms that he is a Partner with the law firm of Herbert Smith Freehills New York, attorneys for the plaintiff  herein and states that the disbursements above specified are correct and true and have been or will necessarily be made or incurred herein and are reasonable in amount and affirms this statement to be true under the penalties of perjury.

Dated:______________, 20_______

____________________________

Scott S. Balber, Esq.

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JUDGMENT entered the __________ day of ________, 20_____

On filing the foregoing Affidavit of Confession of Judgment made by the defendant Kaleyra, Inc. herein, sworn to the _________ day of _____________, 20_____

NOW, ON MOTION OF Herbert Smith Freehills New York LLP, attorneys for plaintiff, it is

ADJUDGED that plaintiffs Cowen and Company, LLC, residing at 599 Lexington Ave., 20th Floor, New York, New York 10022, and Chardan Capital Markets LLC, residing at 17 State St #2100, New York, New York 10004, do recover of the defendant, Kaleyra, Inc., residing at 1593 Spring Hill Road, Suite 540, Vienna, Virginia 22182, the sum of $_____________; together with $60.00 costs and disbursements, amounting in all to the sum of $_____________; and that the plaintiffs have execution therefor.

______________________

Clerk

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SCHEDULE 1

PRICING MECHANISM FOR SETTLEMENT SHARES, SETTLEMENT NOTES

AND WARRANT SHARES

Ladies and Gentlemen:

(1)

Pursuant to Section 2(a) of the settlement agreement between Kaleyra, Inc. (“Kaleyra”), Cowen and Company, LLC (“Cowen”) and Chardan Capital Markets, LLC (“Chardan”), dated ________________ (the “Settlement Agreement”), Kaleyra shall deliver to Cowen Investments II LLC and Chardan:

(A)	two million seven hundred thousand dollars ($2,700,000) in common stock of Kaleyra (the “Settlement Shares”), less the Excess Amount (as defined below), if applicable;

(B)	convertible notes totalling two million seven hundred thousand dollars ($2,700,000) with a maturity date three (3) years from the issuance date of the notes (the “Settlement Notes”); and

(C)

in the event that the Beneficial Ownership Limitation (as defined in the Settlement Notes) would otherwise be exceeded upon delivery of the Settlement Shares, warrants equal to the amount of common stock of Kaleyra by which the Beneficial Ownership Limitation would otherwise have been exceeded upon delivery of the Settlement Shares (the “Excess Amount”, the common stock issued on exercise of such warrants, the “Warrant Shares”).

(2)

The price per Settlement Share shall be equal to a fifteen percent (15%) discount to the ten-day (10-day) trailing dollar volume-weighted average price (A) for the common stock of Kaleyra on the principal securities exchange or securities market on which such common stock is then listed or traded as reported by Bloomberg L.P. during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, (B) if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), or (C) if the price cannot be calculated for such security on any of the foregoing bases, the fair market value as mutually determined by Kaleyra, Cowen Investments II LLC and Chardan (the “VWAP”) of the common stock of Kaleyra on the business day immediately prior to the date on which Kaleyra files a resale registration statement pursuant to Section 2(b) of the Settlement Agreement.

(3)

The price per share for determining the number of shares of common stock of Kaleyra to be issued upon the conversion of the convertible notes as shall be determined in accordance with Section 3(a) of the Settlement Notes, shall be a five percent (5%) premium to the ten-day (10-day) trailing VWAP as of the date immediately prior to the issuance date of the Settlement Notes, rounded down to the nearest whole number.

(4)	The exercise price per Warrant Share shall be determined in accordance with Section 10 of the warrant agreement between Kaleyra and Cowen Investments II LLC (the “Warrant Agreement”), which shall be:

(A)	in the case of a Cash Exercise (as defined in the Warrant Agreement), $0.01.

(B)

in the case of a Cashless Exercise (as defined in the Warrant Agreement), (i) the average of the last trade price for any share of common stock of Kaleyra on the NYSE American LLC, as reported by Bloomberg Financial Markets, for the five (5) consecutive business days ending on the date immediately prior to the date on which the Warrant Shares are purchased pursuant to the Warrant Agreement (together, the “Average Price”), less $0.01, divided by (ii) the Average Price.

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